Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:

Douglas L. Cox

EVP & Chief Financial Officer

Opinion Research Corporation

(609) 452-5274

OPINION RESEARCH REPORTS FINANCIAL RESULTS FOR 2003

PRINCETON, N.J. – February 19, 2004 – Opinion Research Corporation (NASDAQ: ORCI), today announced financial results for the fourth quarter and year ended December 31, 2003. Summarizing the year’s results, Chairman and CEO John F. Short said, “We are obviously disappointed with the consolidated results for the year, but pleased with the performance of our social research business and UK market research business. This was also a year for cost containment and further debt reduction, which helps position the Company for improved performance in 2004.”

After a $16.3 million non-cash charge for goodwill impairment and severance expenses of $.7 million, the company experienced a net loss for the year of $8.9 million, or $1.47 per diluted share, versus a net loss of $2.9 million, or $0.49 per diluted share in 2002. The 2002 results included non-cash charges of $6.2 million for goodwill impairment and the cumulative effect of an accounting change.

Revenues

Revenues for the fourth quarter were $46.0 million versus $44.7 million in the prior year’s fourth quarter. Social research revenues were $28.5 million versus $28.4 million in last year’s fourth quarter. Market research revenues totaled $13.1 million versus $13.1 million in the prior year’s fourth quarter. Teleservices revenues were $4.4 million versus $3.2 million in last year’s fourth quarter.

Revenues for the full year 2003 were $179.6 million versus $175.3 million for the full year 2002. Social research revenues were $115.6 million versus $105.5 million last year. Market research revenues totaled $49.1 million versus $54.2 million in the prior year. Teleservices revenues were $14.9 million versus $15.6 million last year.

Income

The net loss for the fourth quarter was $11.3 million, or $1.85 per diluted share, versus a net loss of $5.3 million, or $0.88 per diluted share, in last year’s fourth quarter. Results for the fourth quarter of 2003 were impacted by $12.0 million, net of tax benefits, for a goodwill impairment charge relating to both the US market research and teleservices business units and severance expenses relating to US market research. Results for the fourth quarter of 2002 were impacted by $5.9 million, net of tax benefits, for a goodwill impairment charge relating to US market research.

The net loss for the full year 2003 was $8.9 million, or $1.47 per diluted share, versus a net loss of $2.9 million, or $0.49 per diluted share, for the full year 2002. Results for 2003 were impacted by $12.0 million, net of tax benefits, for a goodwill impairment charge and severance expenses. Results for 2002 were impacted by $6.2 million, net of tax benefits, for a goodwill impairment charge and the cumulative effect of an accounting change.

The income tax benefit in 2003 is lower than statutory rates and the income tax provision in 2002 is higher than statutory rates due to the non-deductibility of certain goodwill impairment charges, and the fact that the company is not providing for tax benefits on non-US losses and state losses.

Business Outlook

Mr. Short commented, “We believe that the outlook for our U.S. businesses is improving, based on increases in the volume of new business inquiries we are receiving and the proposals we are submitting to potential clients. In the social research business, new contract bookings into backlog in 2003 totaled $201 million, a new record. We have won all of the key re-competitions in which we were the incumbent contractor, including a very substantial demographic and health survey contract with the U.S. Agency for International Development, for $106 million over a five-year period.”

The company expects revenues in 2004 to be between $184 and $189 million, net income to be between $3.5 and $4.0 million and diluted earnings per share to be between $0.53 and $0.61

The statements above concerning the company’s business outlook for 2004 are based on current expectations. These statements are forward-looking and actual results may differ materially.

Conference Call

The company has scheduled an investor conference call for 10:00 a.m. (ET) on Friday, February 20. The dial-in number for the live conference call will be 800-730-8227 (706-634-7466 outside the U.S. and Canada). There will be a live web cast of the conference call over the investor relations page of the company’s Web site at www.opinionresearch.com as well as at www.fulldisclosure.com.

For those who cannot listen to the live broadcast, an audio replay of the call will be available on the above web sites for 30 days. A telephone replay of the call will also be available from 1:00 p.m. on February 20 until 11:59 p.m. on February 27. To listen to the telephone replay, dial 800-642-1687 (706-645-9291 outside the U.S. and Canada) and enter conference ID # 5521695.

About Opinion Research Corporation

Founded in 1938, Opinion Research Corporation provides commercial market research, health and demographic research for government agencies, information services, teleservices and consulting. The company is a pioneering leader in the science of market and social research, and has built a worldwide data-collection network. Further information is available at www.opinionresearch.com.

This release contains, within the meaning of the safe harbor provision of the Private Securities Litigation Reform Act of 1995, forward-looking statements that are based on management’s beliefs and assumptions, current expectations, estimates and projections. Many of the factors that will determine the company’s financial results are beyond the ability of the company to control or predict. These statements are subject to risks and uncertainties and therefore actual results may materially differ. The company disclaims any obligation to update any forward-looking statements whether as a result of new information, future events, or otherwise. Important factors and risks that may affect future results are described in the company’s filings with the Securities and Exchange Commission, copies of which are available upon request from the company.

OPINION RESEARCH CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	For The Three Months Ended December 31,		For The Year Ended December 31,
	2003	2002	2003	2002
Revenues	$46,045	$44,691	$179,557	$175,260
Cost of revenues, exclusive of depreciation	32,577	30,957	125,890	120,705

Gross profit	13,468	13,734	53,667	54,555

Selling, general and administrative expenses	10,245	10,144	39,437	39,736
Depreciation and amortization	1,052	1,161	4,024	4,596
Goodwill impairment charge	16,317	5,938	16,317	5,938

Operating income (loss)	(14,146)	(3,509)	(6,111)	4,285

Interest and other non-operating expenses, net	1,443	1,208	4,996	4,784

Loss before provision for income taxes	(15,589)	(4,717)	(11,107)	(499)

Provision for income taxes	(4,283)	561	(2,165)	2,122

Loss before cumulative effect of accounting change	(11,306)	(5,278)	(8,942)	(2,621)

Cumulative effect of accounting change, net of tax benefit of $0	—	—	—	(292)

Net loss	$(11,306)	$(5,278)	$(8,942)	$(2,913)

Basic earnings per share:
Loss before cumulative effect of accounting change	$(1.85)	$(0.88)	$(1.47)	$(0.44)
Cumulative effect of accounting change	—	—	—	(0.05)

Net loss	$(1.85)	$(0.88)	$(1.47)	$(0.49)

Diluted earnings per share:
Loss before cumulative effect of accounting change	$(1.85)	$(0.88)	$(1.47)	$(0.44)
Cumulative effect of accounting change	—	—	—	(0.05)

Net loss	$(1.85)	$(0.88)	$(1.47)	$(0.49)

Weighted average shares outstanding:
Basic	6,109,398	6,007,449	6,078,535	5,948,797
Diluted	6,109,398	6,007,449	6,078,535	5,948,797

OPINION RESEARCH CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	31-Dec-03	31-Dec-02
Assets
Current assets:
Cash and equivalents	$2,766	$2,549
Accounts receivable	24,890	21,936
Allowance for doubtful accounts	(336)	(348)
Unbilled services	14,140	13,480
Prepaid expenses and other current assets	3,161	3,151

Total current assets	44,621	40,768

Non-current assets:
Fixed assets, net of depreciation	9,099	8,549
Goodwill	32,537	48,577
Other intangibles, net of amortization	715	1,230
Other non-current assets	8,739	3,312

Total non-current assets	51,090	61,668

Total assets	$95,711	$102,436

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,473	$5,501
Accrued expenses	13,829	11,490
Deferred revenues	2,183	2,090
Short-term borrowings	3,000	6,000
Other current liabilities	762	954

Total current liabilities	25,247	26,035

Long-term borrowings	41,922	40,866
Other liabilities	1,543	720
Redeemable equity	8,900	8,900
Total stockholders’ equity	18,099	25,915

Total liabilities and stockholders’ equity	$95,711	$102,436

OPINION RESEARCH CORPORATION AND SUBSIDIARIES

Segment Information

(in thousands)

	US Market Research	UK Market Research	Teleservices	Social Research	Total Segments	Other	Consolidated
Three months ended December 31, 2003:

Revenues	$6,391	$5,957	$4,427	$28,452	$45,227	$818	$46,045
Goodwill impairment charge	(6,000)	—	(10,000)	—	(16,000)	(317)	(16,317)
Operating income (loss)	(8,228)	546	(9,043)	2,862	(13,863)	(283)	(14,146)
Interest and other non-operating expenses, net							1,443
Loss before provision for income taxes and cumulative effect of accounting change							$(15,589)

Three months ended December 31, 2002:

Revenues	$8,239	$5,226	$3,198	$28,360	$45,023	$(332)	$44,691
Goodwill impairment charge	(5,938)	—	—	—	(5,938)	—	(5,938)
Operating income (loss)	(6,714)	325	456	2,363	(3,570)	61	(3,509)
Interest and other non-operating expenses, net							1,208
Loss before provision for income taxes and cumulative effect of accounting change							$(4,717)

Year ended December 31, 2003:

Revenues	$25,788	$20,487	$14,868	$115,591	$176,734	$2,823	$179,557
Goodwill impairment charge	(6,000)	—	(10,000)	—	(16,000)	(317)	(16,317)
Operating income (loss)	(10,757)	1,167	(7,973)	12,158	(5,405)	(706)	(6,111)
Interest and other non-operating expenses, net							4,996
Loss before provision for income taxes and cumulative effect of accounting change							$(11,107)

Year ended December 31, 2002:

Revenues	$33,008	$18,988	$15,596	$105,464	$173,056	$2,204	$175,260
Goodwill impairment charge	(5,938)	—	—	—	(5,938)	—	(5,938)
Operating income (loss)	(9,059)	604	2,408	10,266	4,219	66	4,285
Interest and other non-operating expenses, net							4,784
Loss before provision for income taxes and cumulative effect of accounting change							$(499)